Exhibit 99.1

GLOBAL EAGLE ENTERTAINMENT REPORTS RECORD THIRD QUARTER 2015 FINANCIAL RESULTS

•	Record Q3 2015 revenue of $110.1 million, Adjusted EBITDA* of $14.1 million and positive cash flow from operations of $7.5 million

•	Contribution margin expanded year-over-year by nearly 7 percentage points to 35% and EBITDA margin expanded over 4 percentage points to 13%

•	Content revenue grew 14% year-over-year as GEE won contracts with numerous airlines worldwide

•	Received STC approval for installation of GEE’s Airconnect connectivity system on Airbus A320 aircraft

•	Deployed GEE’s navAero Electronic Flight Bag (EFB) solutions to multiple new airlines

•	Won advertising sales agreements with two major US airlines

LOS ANGELES, CA, November 6, 2015 - Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle”, “GEE” or the “Company”), a worldwide provider of aircraft connectivity systems, operations solutions and media content to the travel industry, today reported financial results for the third quarter ended September 30, 2015.

Results for Q3 2015 reached record levels, as GEE posted revenue of $110.1 million, Adjusted EBITDA* of $14.1 million and cash flow from operations of $7.5 million. Adjusted EBITDA* grew 60% year-over-year due to continued growth in the Company's core businesses, new content wins, integration of new acquisitions and leverage in our Connectivity services model. Year-over-year revenue growth was driven by increases in the number of Content customers, as well as expanded services to existing customers, growth in connected aircraft and system usage, and greater digital media revenue, partially offset by lower equipment revenue. Excluding equipment revenue, which tends to be volatile quarter to quarter, revenue grew by 16% year-over-year.

During Q3 2015, GEE completed four acquisitions with an aggregate cost of $60 million. Two of these, Western Outdoor Interactive (WOI) and certain assets of RMG Networks, further strengthen the company's core Content Services and Digital Media Solutions businesses. The other two, navAero and masFlight, serve as building blocks of GEE's Operations Solutions capabilities. In the aggregate, these four acquisitions accounted for approximately 5% of Q3 2015 revenue.

“Our third quarter 2015 results highlight Global Eagle’s leadership in the inflight entertainment and connectivity market. We have added numerous new customers, grown relationships with existing customers, including some of the world’s top airlines, and expanded our product offerings through our recent M&A transactions,” explained Dave Davis, Chief Executive Officer of GEE. “In addition, we continue to show improved financial performance, including achieving record revenue and Adjusted EBITDA, as the initiatives we have been pursuing are bearing fruit.”

"We are on target to deploy our Airconnect inflight connectivity system on flydubai. Our Content Services business continued to grow in Q3 2015, including adding Turkish Airlines as a customer, expanding our suite of offerings to Etihad and signing new contracts with three of the major airlines in the United States,” continued Davis.

"In addition to our record revenue and Adjusted EBITDA* performance this quarter, we achieved record cash flow from operations," said Michael Zemetra, Chief Financial Officer. "Our strong balance sheet and operating results allow us to continue making growth-orientated investments across all our product lines to drive accelerated growth.”

Financial Results

The table below presents financial results for the three months ended September 30, 2015 and 2014.

Global Eagle Entertainment, Inc.

 Financial Summary

 (In millions, except per share amounts)

 (Unaudited)

	Three Months Ended September 30,
	2015	2014
Revenue:
Content	$81.6	$71.5
Connectivity	28.5	31.1
Total Revenues	$110.1	$102.6
Adjusted EBITDA*	$14.1	$8.8
Net loss	$(6.9)	$(15.5)
Loss per share – basic	$(0.09)	$(0.21)
Loss per share – diluted	$(0.09)	$(0.21)

Capital expenditures for Q3 2015 totaled approximately $9.7 million, inclusive of $6.0 million for satellite transponder purchases. The Company had positive cash flow of $7.5 million from operations during the quarter and finished with approximately $218.1 million in cash, $69.9 million in convertible debt, net of debt issuance discount of $12.1 million, and approximately $2.4 million in other debt.

Segment Results

Content segment revenue grew by $10.1 million, or 14%, to $81.6 million in Q3 2015 versus $71.5 million in Q3 2014, driven by the onboarding of new customers and revenues from recent acquisitions. These included new digital media advertising offerings, games and content service revenues. These were offset by a decline in our content distribution business due to a stronger title slate in Q3 2014 versus Q3 2015. Content segment contribution margin improved to 34% in Q3 2015 versus 29% in Q3 2014 largely due to a higher mix of revenue from content under fixed cost arrangements and improved pricing, successful realization of integration synergies and lower amortization expense from content rights we acquired previously.

Connectivity segment revenue decreased by $2.6 million, or 8%, to $28.5 million in Q3 2015 versus $31.1 million in Q3 2014, due to a decrease in Connectivity equipment revenue of $7.5 million offset by an overall increase in Connectivity services revenue of $4.9 million. Connectivity services revenue grew 25% versus Q3 2014 and segment contribution margin improved to 41% in Q3 2015 versus 33% in Q3 2014, demonstrating the leverage in our operating model. The revenue growth and contribution margin expansion were driven by a 17% increase in the average number of connected planes, an improvement in Wi-Fi take rates, growth in digital media service offerings and improved satellite bandwidth costs. Connectivity equipment revenue declined by $7.5 million, to $3.7 million in Q3 2015 versus $11.2 million in Q3 2014, due to the timing of equipment shipments versus installations.

Recent Highlights

Key accomplishments since announcing second quarter 2015 results include the following:

•	Integration of Four Recent Acquisitions on Track. In the third quarter, GEE completed four acquisitions. Each acquired business has already achieved new wins and/or achieved milestones ahead of target. Since completing the acquisitions:

▪	GEE has won competitive bids to provide advertising sales services to two major US airlines.

▪	Multiple new customers have adopted GEE’s navAero Avionics Electronic Flight Bag (EFB) solution, including Wizz Air, Hong Kong Airlines, and EasyFly, among others.

▪	GEE extended its IFE software services relationship, a contract originally with WOI, with Indonesia's flag carrier Garuda Indonesia. The extension covers over 90 aircraft to provision for the latest seat-back games, GEE’s popular e-reader app and new ‘TripAdvisor’ branded interactive destination guides.

▪	The integration of the WOI office in India has created new revenue and cost saving opportunities for GEE’s Content Services and Digital Media Solutions businesses.

•	On Target to Launch Inflight Connectivity Service with flydubai

•	Received STC Approval for A320. GEE received Supplemental Type Certificate (STC) approval to install its Airconnect Ku-band satellite connectivity system on Airbus A320 aircraft, the world’s most popular commercial aircraft in terms of orders and commitments.

•	Partners with Hughes for Next Generation HT Aero Modem to Mobility Market as Part of the Transition to High Throughput Satellites (HTS). GEE will utilize Hughes' JUPITER™ System HT Aero Modem to power its next-generation, high-performance broadband aeronautical service. The JUPITER System second-generation SoC (System on a chip) supports 200 Mbps of throughput, readily accommodating the highest demands for aeronautical broadband.

•	Delivering IFE Content Across Six of Etihad Airways Partner Airline Fleets. The partnership provides an enhanced and consistent passenger experience while also generating cost efficiencies across participating carriers, including India's Jet Airways, Germany's airberlin, Alitalia of Italy, Air Seychelles of the Seychelles Islands, and Serbia's national airline Air Serbia.

•	Supplying Turkish Airlines with Fleet-Wide Technical Content Services Across its Entire Fleet of 250+ Aircraft. GEE will provide Technical Content Services including data management, media encoding and metadata provision to support the airline's inflight entertainment programming.

•	Signs Worldwide IFE Agreement with Sony Music. The broad-based deal is Sony Music's first licensing pact with an inflight entertainment content service provider and gives GEE access to hit songs from leading recording labels, including Columbia, Epic, RCA, Masterworks, Legacy and Sony Music Nashville, for use in its airline inflight entertainment systems around the globe.

•	Air China and Air France/Orange Trials Remain on Track. The Air China trial is in the process of obtaining regulatory approval and the Air France/Orange trial is expected to begin live testing this year.

•	GEE’s Next Generation Airconnect Global Antenna Continues to Meet its Milestones and Remains on Track for Commercial Launch in mid-2016.

•	Hired 25-Year Aviation Industry Veteran Michael Douglass to Lead Global Sales. With his experience in the industry, including at American Airlines and Sabre Airline Solutions, Douglass has global relationships with nearly all of the 270+ airlines worldwide.

•	Continues to Reduce Warrant Overhang. GEE successfully retired approximately 1.2 million warrants for approximately 400,000 common shares. GEE has reduced its public and sponsor warrant overhang from 26.7 million warrants to 6.2 million warrants today.

Full Year 2015 Guidance

The Company is maintaining its guidance for the fiscal year ending December 31, 2015 as follows:

•	Revenue in the range of $415-435 million

•	Adjusted EBITDA* in the range of $45-55 million

•	Capitalized expenditures in the range of $18-20 million

•	GEE has an installation backlog for its Ku-band Airconnect system satellite connectivity system of 200-225 units, representing approximately 2 years of installation activity.

Webcast

Global Eagle will host a webcast to discuss its third quarter 2015 results on Friday, November 6, 2015 at 8:30 a.m. EDT (5:30 a.m. PDT). The webcast will be available on the investor relations portion of the Company's Web site located at http://investors.geemedia.com/events.cfm. If you cannot listen to the webcast at its scheduled time, there will be a webcast replay archived on the Global Eagle website for 30 days.

About Global Eagle

Global Eagle Entertainment Inc. (Nasdaq: ENT) is a worldwide provider of aircraft connectivity solutions to the travel industry. Through the industry’s most comprehensive product and services platform, Global Eagle Entertainment provides airlines with a wide range of in-flight solutions. These include Wi-Fi, movies, television, music, interactive software, as well as portable IFE solutions, content management services, e-commerce solutions and original content development.  Serving more than 200 airlines worldwide, Global Eagle Entertainment delivers exceptional quality and value to its customers to help them achieve their passenger experience objectives.  The company’s headquarters are located in Los Angeles, California, with offices and teams located in North America, Asia, the Middle East, Europe, Africa, Oceania and South America.  Find out more at www.geemedia.com

Contact:

Kevin Trosian

Vice President, Corporate Development and Investor Relations

+1 310-740-8624

investor.relations@globaleagleent.com

pr@globaleagleent.com

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, we present Adjusted EBITDA, which is a non-GAAP financial measure, as a measure of our performance. The presentation of Adjusted EBITDA is not intended to be considered in isolation from, or as a substitute for, or superior to, net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flow or liquidity. For more information on this non-GAAP financial measure, please see the table entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” at the end of this release.

Adjusted EBITDA is the primary measure used by our management and board of directors to understand and evaluate our financial performance and operating trends, including period to period comparisons, to prepare and approve our annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is the primary measure used by the compensation committee of our board of directors to establish the funding targets for and fund the annual bonus pool for our employees and executives. We believe our presentation of Adjusted EBITDA is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and our management frequently uses it in discussions with investors, commercial bankers, securities analysts and other users of our financial statements.

We define Adjusted EBITDA as net income (loss) attributable to common stockholders before, when applicable, net income (loss) attributable to non-controlling interests, income tax expense (benefit), other (income) expense, depreciation and amortization, as further adjusted to eliminate the impact of, when applicable, stock-based compensation, acquisition and realignment costs, restructuring charges, F/X gain (loss) on intercompany loans and any gains or losses on certain asset sales or dispositions. Other income (expense), acquisition and realignment costs and restructuring charges include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with our expansion into China that did not generate associated revenue in 2014, (e) legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date, (f) impairment of a portion of certain receivables directly attributable to a customer undergoing economic hardships from trade sanctions imposed by the European Union and the United States on Russia, (g) changes in the fair value of our derivative financial instruments and (h) any restructuring charges in the period pursuant to our integration plan announced on September 23, 2014. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2015 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts, and we are unable to address the probable significance of the unavailable information.

Cautionary Note Concerning Forward-Looking Statements

We make forward-looking statements in this release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our earnings, Adjusted EBITDA, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: our ability to expand our domestic and international business, including our ability to grow our business with current and potential future airline partners and successfully partner with satellite service providers, including Hughes Network Systems and SES S.A.; our ability to grow through acquisitions, and the ability of our management to integrate acquisitions and manage growth profitably; our obligations under the convertible notes that we issued in February 2015, and our ability to successfully use the proceeds therefrom; our management’s ability to recognize changing trends in the systems, services and business model requirements of our current and potential future customers; our ability to sustain historic levels of revenue from our “TV Flies Free” offering on Southwest Airlines and our ability to replicate this model with other airlines; the ability of our content segment to provide unique content curation and delivery services attractive to non-theatrical customers, including the airlines and studios; the outcome of any legal proceedings pending or that may be instituted against us; changes in laws or regulations that apply to us or our industry; our ability to recognize and timely implement future technologies in the content delivery space, including wireless content delivery, and the satellite connectivity space, including Ku-HTS and other competing satellite technologies, system developments and deployments; our ability to deliver end-to-end connectivity network performance sufficient to meet the increasing demands of our airline customers and their passengers; our ability to generate sufficient service revenues to recover costs associated with equipment subsidies and other start-up expenses that we may incur in connection with sales of our connectivity solution; our ability to obtain and maintain regulatory and international authorizations to operate our connectivity service over the airspace of foreign jurisdictions our customers utilize; our ability to timely and cost-effectively identify and license television, audio and media content that airlines and/or passengers demand and will purchase; general economic and technological circumstances in the satellite transponder market, including access to transponder capacity in limited regions and successful launch of replacement transponder capacity where and when applicable; our ability to obtain and maintain licenses for content used on legacy installed in-flight entertainment systems and next generation in-flight entertainment systems; the loss of, or failure to realize benefits from, agreements with our airline partners; the loss of relationships with original equipment manufacturers or dealers; unfavorable economic conditions in the airline industry and economy as a whole, and in particular arising from sanctions against Russia and the instability in the Middle East; the reliance on third-party satellite service providers and equipment and other suppliers, including single source providers and suppliers; the effects of service interruptions or delays, technology failures, material defects or errors in our software or hardware, damage to our network resources, disruption of our content delivery systems or geopolitical restrictions; the limited operating history of our connectivity and in-flight television and media products; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims and costs associated with other legal matters; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our international expansion plans, including managing rapid changes in available competitive technologies and product development of such technologies; fluctuation in our operating results; the demand for in-flight broadband Internet access services and market acceptance for our products and services; and other risks and uncertainties set forth in this release and in our most recent Annual Report on Form 10-K.

Financial Information

The table below presents financial results for the three and nine months ended September 30, 2015 and 2014.

Global Eagle Entertainment Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$110,114	$102,623	$312,795	$286,736
Operating expenses:
Cost of sales	71,456	73,618	206,965	213,341
Sales and marketing	4,819	3,980	13,058	10,119
Product development	7,766	7,212	21,447	15,561
General and administrative	22,102	17,172	58,547	51,440
Restructuring charges	66	2,606	368	2,606
Amortization of intangible assets	7,286	6,049	19,274	18,613
Total operating expenses	113,495	110,637	319,659	311,680
Income (loss) from operations	(3,381)	(8,014)	(6,864)	(24,944)
Other income (expense), net:
Interest (expense) income, net	(803)	175	(1,631)	44
Change in fair value of financial instruments	(1,877)	(5,253)	13,866	555
Other expense, net	(576)	(984)	(1,815)	(1,786)
Income (loss) before income taxes	(6,637)	(14,076)	3,556	(26,131)
Income tax expense	235	1,454	872	3,552
Net income (loss)	(6,872)	(15,530)	2,684	(29,683)
Net income attributable to non-controlling interests	—	—	—	194
Net income (loss) attributable to common stockholders	$(6,872)	$(15,530)	$2,684	$(29,877)
Net income (loss) per share
Basic	$(0.09)	$(0.21)	$0.03	$(0.41)
Diluted	$(0.09)	$(0.21)	$(0.14)	$(0.41)

Weighted average common shares - basic	77,753	72,877	77,249	72,284
Weighted average common shares - diluted	77,753	72,877	78,449	72,284

Global Eagle Entertainment Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2015	December 31, 2014
Assets:
Cash and cash equivalents	$218,054	$197,648
Accounts receivable, net	97,583	85,517
Content library, net	11,527	9,570
Inventories	18,263	13,626
Prepaid and other current assets	26,966	23,549
Property, plant and equipment, net	35,197	23,651
Goodwill	91,605	53,014
Intangible assets	134,336	112,904
Other non-current assets	15,095	14,116
Total assets	$648,626	$533,595
Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$114,276	$99,328
Deferred revenue	21,036	20,149
Derivative warrant liabilities	26,140	52,671
Notes payable and accrued interest	72,348	3,015
Deferred tax liabilities	27,157	23,410
Other liabilities	35,508	22,393
Total liabilities	296,465	220,966

Stockholders’ Equity:
Common stock, treasury stock and additional paid-in capital	651,594	614,459
Subscriptions receivable	(522)	(503)
Accumulated deficit	(298,648)	(301,331)
Accumulated other comprehensive (loss) income	(263)	4
Total stockholders’ equity	352,161	312,629
Total Liabilities and Stockholders’ Equity	$648,626	$533,595

Reconciliation of Non-GAAP Measure to GAAP Measure

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Adjusted EBITDA:
Net income (loss) attributable to common stockholders	$(6,872)	$(15,530)	$2,684	$(29,877)
Net income attributable to non-controlling interests	—	—	—	194
Income tax expense	235	1,454	872	3,552
Other (income) expense (1)	3,256	7,066	(10,420)	2,664
Depreciation and amortization	9,513	8,335	25,858	26,023
Stock-based compensation	2,146	1,896	6,248	6,485
Acquisition and realignment costs (2)	5,777	2,976	8,918	8,688
Restructuring charges (3)	66	2,606	368	2,606
Adjusted EBITDA	$14,121	$8,803	$34,528	$20,335

(1)	Other expense principally includes the change in fair value of our derivative financial instruments of approximately ($1.9) million and ($5.3) million for the three months ended September 30, 0215 and 2014, respectively and $15.8 million and $0.6 million for the nine months ended September 30, 2015 and 2014, respectively. Interest expense associated with our debt, and certain non-recurring expenses through the third quarter of 2014 associated with our expansion into China that did not generate associated revenue in 2014. Management does not consider these costs to be indicative of our core operating results.
(2)	Acquisition and realignment costs include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities and (d) legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date. Management does not consider these costs to be indicative of our core operating results.
(3)	Includes restructuring expenses pursuant to our integration plan announced on September 23, 2014. Management does not consider these costs to be indicative of our core operating results.

Global Eagle Entertainment Inc.

Revenue, Contribution Margin, and Adjusted EBITDA (1)

(In Millions)

(Unaudited)

	Q3'15	Q3 '14	% Change
Revenue
Connectivity:
Licensing and Services (3)	$24.8	$19.9	25%
Equipment (2)	3.7	11.2	(67)%
Total Connectivity Revenue	28.5	31.1	(8)%
Content:
Licensing and Services (4), (5)	81.6	71.5	14%
Total Content Revenue	81.6	71.5	14%
Total Revenue	$110.1	$102.6	7%

Cost of Sales
Connectivity	17.5	23.0	(24)%
Content	54.0	50.6	7%
Total Cost of Sales	71.5	73.6	(3)%

Contribution Profit
Connectivity	11.0	8.1	36%
Content	27.6	20.9	32%
Total Contribution Profit	38.6	29.0	33%
Contribution Margin (%)
Connectivity	39%	26%
Content	34%	29%
Total Contribution Margin	35%	28%
Adjusted EBITDA*	$14.1	$8.8	60%

(1)	Reflects 100% of AIA's results; GEE owned approximately 94% and 100% of AIA's outstanding shares as of December 31, 2013 and 2014, respectively.
(2)	Represents sales of satellite based connectivity equipment.
(3)	Represents Wi-Fi, TV, VOD, music, shopping and travel-related revenue sold through our Connectivity platform.
(4)	Represents revenue principally generated through the sale or license of media content, video and music programming, applications, and video games to customers.
(5)	Content services revenue includes various services generally billed on a time and materials basis such as encoding and editing of media content.

Global Eagle Entertainment Inc.

Segment Revenue and Contribution Profit

(In thousands)

(Unaudited)

Segment revenue, expenses and contribution profit for the three and nine month periods ended September 30, 2015 and 2014 derived from the Company's Connectivity and Content segments were as follows:

	Three Months Ended September 30,
	2015			2014
	Content	Connectivity	Consolidated	Content	Connectivity	Consolidated
Revenue:
Licensing and Services	$81,574	$24,838	$106,412	$71,510	$19,933	$91,443
Equipment	—	3,702	3,702	—	11,180	11,180
Total Revenue	81,574	28,540	110,114	71,510	31,113	102,623
Operating Expenses:
Cost of Sales
Licensing and Services	53,995	14,654	68,649	50,596	13,428	64,024
Equipment	—	2,807	2,807	—	9,594	9,594
Total Cost of Sales	53,995	17,461	71,456	50,596	23,022	73,618
Contribution Profit	27,579	11,079	38,658	20,914	8,091	29,005
Other Operating Expenses			42,039			37,019
Income (Loss) from Operations			$(3,381)			$(8,014)

	Nine Months Ended September 30,
	2015			2014
	Content	Connectivity	Consolidated	Content	Connectivity	Consolidated
Revenue:
Licensing and Services	$227,037	$71,602	$298,639	$206,641	$53,735	$260,376
Equipment	—	14,156	14,156	—	26,360	26,360
Total Revenue	227,037	85,758	312,795	206,641	80,095	286,736
Operating Expenses:
Cost of Sales
Licensing and Services	152,044	42,730	194,774	149,475	40,933	190,408
Equipment	—	12,191	12,191	—	22,933	22,933
Total Cost of Sales	152,044	54,921	206,965	149,475	63,866	213,341
Contribution Profit	74,993	30,837	105,830	57,166	16,229	73,395
Other Operating Expenses			112,694			98,339
Loss from Operations			$(6,864)			$(24,944)